UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

SCHEDULE 14A
__________________________________

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

ReWalk Robotics Ltd.
(Name of the Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in Exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

This filing relates to the 2022 Annual Meeting of Shareholders (the “Meeting”) of ReWalk Robotics Ltd. (the “Company”).

The following letter was mailed to shareholders of the Company entitled to notice of, and to vote at, the Meeting on or about July 20, 2022:

July 20, 2022

Dear Shareholders,

Thank you for your investment in ReWalk Robotics Ltd. (“ReWalk” or the “Company”) and your confidence in our life-changing technologies. ReWalk is at a critical inflection point as we are actively pursuing increased access to our wearable robotic exoskeletons via expanded reimbursement coverage in the U.S. and Germany. Our entire Board of Directors (the “Board”) and management team are optimistic about the near-term opportunities these milestones present for patients and for enhancing shareholder value.

Your vote at this year’s Annual Meeting of Shareholders (the “Annual Meeting”), scheduled for July 27, 2022, is especially important – no matter how much stock you hold. As you may be aware, Creative Value Capital Limited Partnership (“CVC”), which claims to hold approximately 3% of ReWalk’s outstanding shares, has submitted a proposal to elect two candidates to the Board at the Annual Meeting, as well as a proposal to remove three current directors.

We are writing today to highlight that both highly respected, leading independent proxy advisory firms – Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. – have recommended that shareholders vote “FOR” the reelection of our director candidates, and “AGAINST” CVC’s proposals to elect two of their nominees to the Board and remove three current directors. ISS, in particular, recommends that shareholders vote “FOR” ALL of the Company’s proposals.

The recommendations from these two firms are particularly meaningful given that they are relied upon by numerous investors in making informed voting decisions about Board candidates and other matters.

We firmly believe that our Board has the right strategy and the necessary mix of essential skills and relevant experience to help drive efforts to achieve broader reimbursement for, and commercialization of, our life-changing technologies. In our view, CVC’s proposals pose a threat to the Company’s upward trajectory. Do not let CVC’s proposals disrupt the execution of our strategy at this crucial time.

WE URGE YOU TO USE THE ENCLOSED WHITE PROXY CARD TO VOTE “FOR” ON
PROPOSALS 1 – 6 FROM THE BOARD AND “AGAINST” ON PROPOSALS 7 – 9 FROM CVC

Thank you for your continued support.

Sincerely,

Jeff Dykan, Chairman	Arik Dan	Yohanan Engelhardt	Yasushi Ichiki	Larry Jasinski
Dr. John William Poduska	Randel Richner	Joseph Turk	Wayne B. Weisman

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About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with lower limb disabilities as a result of spinal cord injury or stroke. ReWalk’s mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel and Germany. For more information on the ReWalk systems, please visit www.rewalk.com.

ReWalk® and ReStore® are registered trademarks of ReWalk Robotics Ltd. in the Unites States and other jurisdictions.

Forward Looking Statements

In addition to historical information, this letter contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward- looking statements may include projections regarding ReWalk’s future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” and similar terms or phrases. The forward-looking statements contained in this letter are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk’s control. Important factors that could cause ReWalk’s actual results to differ materially from those indicated in the forward-looking statements include, among others: uncertainties associated with future clinical trials and the clinical development process, the product development process and FDA regulatory submission review and approval process; the adverse effect that the COVID-19 pandemic has had and may continue to have on the Company’s business and results of operations; ReWalk’s ability to have sufficient funds to meet certain future capital requirements, which could impair the Company’s efforts to develop and commercialize existing and new products; ReWalk’s ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market and the risk that its ordinary shares will be delisted if it cannot do so; ReWalk’s ability to maintain and grow its reputation and the market acceptance of its products; ReWalk’s ability to achieve reimbursement from third-party payors, including CMS, for its products; ReWalk’s limited operating history and its ability to leverage its sales, marketing and training infrastructure; ReWalk’s expectations as to its clinical research program and clinical results; ReWalk’s expectations regarding future growth, including its ability to increase sales in its existing geographic markets and expand to new markets; ReWalk’s ability to obtain certain components of its products from third-party suppliers and its continued access to its product manufacturers; ReWalk’s ability to improve its products and develop new products; ReWalk’s compliance with medical device reporting regulations to report adverse events involving the Company’s products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on ReWalk’s ability to market and sell its products; ReWalk’s ability to gain and maintain regulatory approvals; ReWalk’s ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of the Company’s IT systems significantly disrupting its business operations; ReWalk’s ability to use effectively the proceeds of its offerings of securities; and other factors discussed under the heading “Risk Factors” in ReWalk’s annual report on Forms 10-K and 10-K/A for the year ended December 31, 2021 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this letter speaks only as of the date hereof. Factors or events that could cause ReWalk’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the Annual Meeting. The Company has filed a definitive proxy statement and a WHITE proxy card with the SEC in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC in connection with the Annual Meeting. Shareholders can obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge on the SEC’s website at www.sec.gov. Copies are also available at no charge on the Company’s website at http://ir.rewalk.com.

Investors:
Morrow Sodali
Michael Verrechia / Eric Kamback, 203-658-9400
m.verrechia@morrowsodali.com / e.kamback@morrrowsodali.com

Media:
Longacre Square Partners
Joe Germani / Greg Marose
jgermani@longacresquare.com / gmarose@longacresquare.com

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